EXHIBIT INDEX
Exhibit        Description
No.
99.1         Press Release, dated February 27, 2020, of Saul Centers, Inc.

Section 2: EX-99.1 (EX-99.1)
Exhibit 99.1
SAUL CENTERS, INC.
7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522
(301) 986-6200
Saul Centers, Inc. Reports Fourth Quarter 2019 Earnings
February 27, 2020, Bethesda, MD.
Saul Centers, Inc. (NYSE: BFS), an equity real estate investment trust ("REIT"), announced its operating results for the quarter ended December 31, 2019 (“2019 Quarter”). Total revenue for the 2019 Quarter decreased to $56.6 million from $58.1 million for the quarter ended December 31, 2018 (“2018 Quarter”). Net income decreased to $15.0 million for the 2019 Quarter from $15.5 million for the 2018 Quarter.
Net income available to common stockholders was $6.5 million ($0.27 per diluted share) for the 2019 Quarter compared to $9.3 million ($0.41 per diluted share) for the 2018 Quarter. Net income available to common stockholders decreased primarily due to extinguishment of issuance costs upon redemption of preferred shares ($3.2 million).
Same property revenue decreased 1.2% and same property operating income decreased 2.0% for the 2019 Quarter compared to the 2018 Quarter. We define same property revenue as total revenue minus the revenue of properties not in operation for the entirety of the comparable reporting periods. We define same property operating income as net income plus (a) interest expense, net and amortization of deferred debt costs, (b) depreciation and amortization of deferred leasing costs, (c) general and administrative expenses and (d) change in fair value of derivatives minus (e) gains on sale of property and (f) the results of properties which were not in operation for the entirety of the comparable periods. Shopping Center same property operating income decreased 2.0% and Mixed-Use same property operating income decreased 2.0%. The decrease in Shopping Center same property operating income was primarily the result of lost revenue from three tenants at Seven Corners due to the grocery anchor lease expiration and two negotiated early lease terminations (collectively, $1.0 million). All three spaces have been re-leased, with the 69,000 square foot Giant scheduled to open for business during the first quarter of 2020. The decrease in Mixed-Use same property operating income was the result of (a) lower base rent ($0.3 million) partially offset by (b) higher other revenue, primarily lease termination fees ($0.1 million). Same property revenue and same property operating income are non-GAAP supplemental performance measures that the Company considers meaningful in measuring its operating performance. Reconciliations of same property revenue and same property operating income to property revenue and property operating income are attached to this press release.
For the year ended December 31, 2019 (“2019 Period”), total revenue increased to $231.5 million from $227.2 million for the year ended December 31, 2018 (“2018 Period”). Net income increased to $64.2 million for the 2019 Period from
$63.1 million for the 2018 Period.
Net income available to common stockholders was $36.3 million ($1.57 per diluted share) for the 2019 Period compared to $36.0 million ($1.60 per diluted share) for the 2018 Period. Net income available to common stockholders for the 2019 Period increased primarily due to (a) higher other revenue, primarily lease termination fees, exclusive of the impact of 7316 Wisconsin Avenue ($2.4 million), and (b) lower interest expense, net and amortization of deferred debt costs, exclusive of the impact of 7316 Wisconsin Avenue ($3.3 million), partially offset by (c) initial direct costs and compensation and benefits expenses related to leasing activities that, in accordance with ASU 2016-02, are no longer capitalized ($2.2 million), (d) the impact of the operations of 7316 Wisconsin Avenue as the Company has executed the termination of leases to prepare for redevelopment ($1.7 million), (e) higher extinguishment of issuance costs upon redemption of preferred shares ($0.9 million), and (f) gain on sale of property in 2018 ($0.5 million).
Same property revenue increased 1.8% and same property operating income increased 1.2% for the 2019 Period compared to the 2018 Period. Shopping Center same property operating income increased 1.6% and Mixed-Use same property operating income increased 0.2%. Shopping Center same property operating income increased primarily due to higher other revenue, primarily lease termination fees ($2.1 million).

www.SaulCenters.com

As of December 31, 2019, 95.0% of the commercial portfolio was leased (all properties except the residential portfolio), compared to 95.5% at December 31, 2018. On a same property basis, 95.1% of the portfolio was leased at December 31, 2019, compared to 95.7% at December 31, 2018. As of December 31, 2019, the residential portfolio was 96.3% leased compared to 98.3% as of December 31, 2018.
Funds From Operations ("FFO") available to common stockholders and noncontrolling interests (after deducting preferred stock dividends and extinguishment of issuance costs upon redemption of preferred shares) decreased to $19.8 million ($0.64 per diluted share) in the 2019 Quarter from $24.5 million ($0.80 per diluted share) in the 2018 Quarter. FFO is a non-GAAP supplemental earnings measure which the Company considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release. The decrease in FFO available to common stockholders and noncontrolling interests was primarily due to (a) extinguishment of issuance costs upon redemption of preferred shares ($3.2 million), (b) lost revenue from three tenants at Seven Corners due to the grocery anchor lease expiration and two negotiated early lease terminations (collectively, $1.0 million), and (c) higher general and administrative expenses ($0.8 million).
FFO available to common stockholders and noncontrolling interests (after deducting preferred stock dividends and extinguishment of issuance costs upon redemption of preferred shares) increased 1.3% to $95.1 million ($3.08 per diluted share) in the 2019 Period from $93.8 million ($3.11 per diluted share) in the 2018 Period. FFO available to common stockholders and noncontrolling interests increased primarily due to (a) higher other revenue, primarily lease termination fees, exclusive of the impact of 7316 Wisconsin Avenue ($2.4 million), and (b) lower interest expense, net and amortization of deferred debt costs, exclusive of the impact of 7316 Wisconsin Avenue ($3.3 million), partially offset by (c) initial direct costs and compensation and benefits expenses related to leasing activities that, in accordance with ASU 2016-02, are no longer capitalized ($2.2 million), (d) the impact of the operations of 7316 Wisconsin Avenue as the Company has executed the termination of leases to prepare for redevelopment ($1.7 million), and (e) higher extinguishment of issuance costs upon redemption of preferred shares ($0.9 million).
Saul Centers is a self-managed, self-administered equity REIT headquartered in Bethesda, Maryland. Saul Centers currently operates and manages a real estate portfolio comprised of 60 properties which includes (a) 56 community and neighborhood Shopping Centers and Mixed-Use properties with approximately 9.3 million square feet of leasable area and (b) four land and development properties. Approximately 85% of the Company’s property operating income is generated from properties in the metropolitan Washington, DC/Baltimore area.

Contact:	Scott V. Schneider
(301) 986-6220
Safe Harbor Statement
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 27, 2020, and include the following: (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (iv) the Company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations and management’s ability to estimate the impact of such changes, (vi) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (vii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (viii) increases in operating costs, (ix) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (x) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xi) impairment charges, and (xii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity. Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2020.

www.SaulCenters.com

Saul Centers, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31,
(Dollars in thousands, except per share amounts)	2019	2018
Assets
Real estate investments
Land	$453,322	$488,918
Buildings and equipment	1,292,631	1,273,275
Construction in progress	335,644	185,972
	2,081,597	1,948,165
Accumulated depreciation	(563,474)	(525,518)
	1,518,123	1,422,647
Cash and cash equivalents	13,905	14,578
Accounts receivable and accrued income, net	52,311	53,876
Deferred leasing costs, net	24,083	28,083
Prepaid expenses, net	5,363	5,175
Other assets	4,555	3,130
Total assets	$1,618,340	$1,527,489
Liabilities
Mortgage notes payable	$821,503	$880,271
Term loan facility payable	74,691	74,591
Revolving credit facility payable	86,371	45,329
Construction loan payable	108,623	21,655
Dividends and distributions payable	19,291	19,153
Accounts payable, accrued expenses and other liabilities	35,199	32,419
Deferred income	29,306	28,851
Total liabilities	1,174,984	1,102,269
Equity
Preferred stock, 1,000,000 shares authorized:
Series C Cumulative Redeemable, 0 and 42,000 shares issued and outstanding, respectively	—	105,000
Series D Cumulative Redeemable, 30,000 shares issued and outstanding	75,000	75,000
Series E Cumulative Redeemable, 44,000 and 0 shares issued and outstanding, respectively	110,000	—
Common stock, $0.01 par value, 40,000,000 shares authorized, 23,231,240 and 22,739,207 shares issued and outstanding, respectively	232	227
Additional paid-in capital	410,926	384,533
Distributions in excess of accumulated earnings	(221,177)	(208,593)
Accumulated other comprehensive loss	—	(255)
Total Saul Centers, Inc. equity	374,981	355,912
Noncontrolling interests	68,375	69,308
Total equity	443,356	425,220
Total liabilities and equity	$1,618,340	$1,527,489

Saul Centers, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Revenue
Rental revenue	$55,110	$56,041	$223,352	$221,734
Other	1,472	2,078	8,173	5,485
Total revenue	56,582	58,119	231,525	227,219
Expenses
Property operating expenses	7,305	7,436	29,946	28,202
Real estate taxes	6,906	6,817	27,987	27,376
Interest expense, net and amortization of deferred debt costs	9,649	11,200	41,834	44,768
Depreciation and amortization of deferred leasing costs	11,148	11,905	46,333	45,861
General and administrative	6,097	5,251	20,793	18,459
Total expenses	41,105	42,609	166,893	164,666
Change in fair value of derivatives	(436)	(1)	(436)	(3)
Gain on sale of property	—	—	—	509
Net Income	15,041	15,509	64,196	63,059
Noncontrolling interests
Income attributable to noncontrolling interests	(2,223)	(3,240)	(12,473)	(12,505)
Net income attributable to Saul Centers, Inc.	12,818	12,269	51,723	50,554
Preferred stock dividends	(3,119)	(2,953)	(12,235)	(12,262)
Extinguishment of issuance costs upon redemption of preferred shares	(3,235)	—	(3,235)	(2,328)
Net income available to common stockholders	$6,464	$9,316	$36,253	$35,964
Per share net income available to common stockholders
Basic	$0.28	$0.42	$1.58	$1.61
Diluted	$0.27	$0.41	$1.57	$1.60

Weighted Average Common Stock:
Common stock	23,196	22,664	23,009	22,383
Effect of dilutive options	36	31	44	42
Diluted weighted average common stock	23,232	22,695	23,053	22,425

Reconciliation of net income to FFO available to common stockholders and noncontrolling interests (1)
	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2019	2018	2019	2018
Net income	$15,041	$15,509	$64,196	$63,059
Subtract:
Gain on sale of property	—	—	—	(509)
Add:
Real estate depreciation and amortization	11,148	11,905	46,333	45,861
FFO	26,189	27,414	110,529	108,411
Subtract:
Preferred stock dividends	(3,119)	(2,953)	(12,235)	(12,262)
Extinguishment of issuance costs upon redemption of preferred shares	(3,235)	—	(3,235)	(2,328)
FFO available to common stockholders and noncontrolling interests	$19,835	$24,461	$95,059	$93,821
Weighted average shares:
Diluted weighted average common stock	23,232	22,695	23,053	22,425
Convertible limited partnership units	7,882	7,821	7,860	7,731
Average shares and units used to compute FFO per share	31,114	30,516	30,913	30,156
FFO per share available to common stockholders and noncontrolling interests	$0.64	$0.80	$3.08	$3.11

(1)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by NAREIT as net income, computed in accordance with GAAP, plus real estate depreciation and amortization, and excluding impairment charges on depreciable real estate assets and gains or losses from property dispositions. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, which is disclosed in the Company’s Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of FFO. FFO should not be considered as an alternative to net income, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance, or as an alternative to cash flows as a measure of liquidity. Management considers FFO a meaningful supplemental measure of operating performance because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time (i.e. depreciation), which is contrary to what the Company believes occurs with its assets, and because industry analysts have accepted it as a performance measure. FFO may not be comparable to similarly titled measures employed by other REITs.

Reconciliation of total revenue to same property revenue (2)
(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Total revenue	$56,582	$58,119	$231,525	$227,219
Less: Acquisitions, dispositions and development properties	(54)	(892)	(1,209)	(973)
Total same property revenue	$56,528	$57,227	$230,316	$226,246

Shopping Centers	$41,104	$41,574	$167,834	$164,344
Mixed-Use properties	15,424	15,653	62,482	61,902
Total same property revenue	$56,528	$57,227	$230,316	$226,246

Total Shopping Center revenue	$41,158	$41,574	$167,888	$164,344
Less: Shopping Center acquisitions, dispositions and development properties	(54)	—	(54)	—
Total same Shopping Center revenue	$41,104	$41,574	$167,834	$164,344

Total Mixed-Use property revenue	$15,424	$16,545	$63,637	$62,875
Less: Mixed-Use acquisitions, dispositions and development properties	—	(892)	(1,155)	(973)
Total same Mixed-Use revenue	$15,424	$15,653	$62,482	$61,902
(2) Same property revenue is a non-GAAP financial measure of performance that improves the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. Same property revenue adjusts property revenue by subtracting the revenue of properties not in operation for the entirety of the comparable reporting periods. Same property revenue is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole. Same property revenue should not be considered as an alternative to total revenue, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance. Management considers same property revenue a meaningful supplemental measure of operating performance because it is not affected by the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to ownership of the Company’s properties. Management believes the exclusion of these items from same property revenue is useful because the resulting measure captures the actual revenue generated and actual expenses incurred by operating the Company’s properties. Other REITs may use different methodologies for calculating same property revenue. Accordingly, the Company’s same property revenue may not be comparable to those of other REITs.

Reconciliation of net income to same property operating income (3)
	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2019	2018	2019	2018
Net income	$15,041	$15,509	$64,196	$63,059
Add: Interest expense, net and amortization of deferred debt costs	9,649	11,200	41,834	44,768
Add: Depreciation and amortization of deferred leasing costs	11,148	11,905	46,333	45,861
Add: General and administrative	6,097	5,251	20,793	18,459
Add: Change in fair value of derivatives	436	1	436	3
Less: Gain on sale of property	—	—	—	(509)
Property operating income	42,371	43,866	173,592	171,641
Less: Acquisitions, dispositions and development properties	(49)	(676)	(568)	(727)
Total same property operating income	$42,322	$43,190	$173,024	$170,914

Shopping Centers	$32,204	$32,862	$131,720	$129,701
Mixed-Use properties	10,118	10,328	41,304	41,213
Total same property operating income	$42,322	$43,190	$173,024	$170,914

Shopping Center operating income	$32,253	$32,862	$131,769	$129,701
Less: Shopping Center acquisitions, dispositions and development properties	(49)	$—	(49)	—
Total same Shopping Center operating income	$32,204	$32,862	$131,720	$129,701

Mixed-Use property operating income	$10,118	$11,004	$41,823	$41,940
Less: Mixed-Use acquisitions, dispositions and development properties	—	(676)	(519)	(727)
Total same Mixed-Use property operating income	$10,118	$10,328	$41,304	$41,213

(3) Same property operating income is a non-GAAP financial measure of performance that improves the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. Same property operating income adjusts property operating income by subtracting the results of properties that were not in operation for the entirety of the comparable periods. Same property operating income is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole. Same property operating income should not be considered as an alternative to property operating income, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance. Management considers same property operating income a meaningful supplemental measure of operating performance because it is not affected by the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to ownership of the Company’s properties. Management believes the exclusion of these items from property operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred by operating the Company’s properties. Other REITs may use different methodologies for calculating same property operating income. Accordingly, same property operating income may not be comparable to those of other REITs.